Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Abington Bancorp, Inc. of our report dated March 5, 2007, relating to the consolidated financial statements of Abington Community Bancorp, Inc. and subsidiaries included in the Prospectus of Abington Bancorp, Inc., dated May 14, 2007, as filed with the Securities and Exchange Commission on May 23, 2007.

/s/ Beard Miller Company LLP
Beard Miller Company LLP
Harrisburg, Pennsylvania
June 25, 2007